UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 26, 2023

MVB Financial Corp.
(Exact name of registrant as specified in its charter)

West Virginia	001-38314	20-0034461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Virginia Avenue, Fairmont, WV	26554-2777
(Address of principal executive offices)	(Zip Code)

(304) 363-4800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	MVBF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 25, 2023, MVB Financial Corp. (“MVB”) held a Special Meeting of Shareholders (the “Special Meeting”). At the Special Meeting, the MVB shareholders voted upon the proposals set forth in a joint proxy statement/prospectus (the “Proxy Statement/Prospectus”) prepared in connection with the Agreement and Plan of Merger and Reorganization, by and between MVB and Integrated Financial Holdings, Inc., dated August 12, 2022.

At the Special Meeting, MVB’s shareholders approved an amendment to MVB’s articles of incorporation to effect an increase in the number of authorized shares of MVB common stock from 20,000,000 to 40,000,000 (the “MVB Articles Amendment Proposal”).

Effective January 26, 2023, MVB’s articles of incorporation were amended to reflect the approval MVB Articles Amendment Proposal (the “Articles Amendment”). The changes to MVB’s articles of incorporation and the Articles Amendment have been previously described in the Proxy Statement/Prospectus, which description is incorporated herein by reference.

The foregoing summary and referenced descriptions of the Articles Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Articles Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

3.1    Articles of Amendment to Articles of Incorporation of MVB Financial Corp.

104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MVB Financial Corp.
By:	/s/ Donald T. Robinson
Donald T. Robinson President and Chief Financial Officer

Date: January 31, 2023